Exhibit 99.1

Party City Announces Third Quarter 2018 Financial Results; Total Revenue for Fiscal

October 2018 and a Share Repurchase Program

ELMSFORD, N.Y.— Party City Holdco Inc. (NYSE:PRTY) today announced financial results for the third quarter ended September 30, 2018, as well as total revenue for fiscal October 2018.

James M. Harrison, Chief Executive Officer, stated, “Our third quarter and fiscal October results were softer than expected, impacted in part by temporary operational disruptions, increased inflationary pressures associated with distribution costs and helium shortages and slightly lower sales than expected. Despite the top line challenges, we continued to focus on leveraging our vertical model, driving costs out of the business, effectively deploying capital and strengthening our business model through investment and execution of our growth strategies. Our North American retail Halloween business was down 90bps1 versus fiscal October 2017 on a like for like basis as our strengthened North American web business and improved temporary store offering only partially offset Party City permanent store comparable sales declines. Based on our year-to date financial performance we are revising our previously provided fiscal 2018 outlook.”

Mr. Harrison continued, “Looking ahead, we continue to focus on our growth initiatives and we believe these key strategies will help drive improvement given the encouraging early results we’ve seen in many areas. The investments we are making across the business will further strengthen our market position as the leading wholesaler and retailer in the industry and allow us to capitalize on the exciting opportunities that will present themselves in 2019, including a Thursday Halloween and significant new licensed properties.”

Mr. Harrison added, “We are also announcing today that our Board of Directors has approved a new $100 million share repurchase program. We believe that our strong free cash flow characteristics afford us the opportunity to return value to shareholders via this repurchase program at attractive share price multiples, while we also de-leverage the balance sheet.”

Third Quarter Summary:

•	Total revenues decreased 1.3% on a reported basis and 0.7% on a constant currency basis.

•	Retail sales increased 3.2% on a reported basis (3.5% on a constant currency basis), driven primarily by square footage growth from store acquisitions.

•	Brand comparable sales decreased 1.0% during the third quarter.

•	Net third-party wholesale revenues decreased 9.4% on a reported basis or 4.8% after adjusting for the impacts of currency and franchise store acquisitions.

•

Total gross profit margin increased 60 basis points, as higher manufactured share-of-shelf[2], the benefit of our retail productivity efforts, lower promotional spend and positive sales mix were partially offset by increased freight and distribution costs and increased commodity pressures, including higher helium costs.

•

Operating expenses totaled $171.7 million and were $6.5 million higher than the third quarter of 2017 as square footage growth and the impact of inflation were partially offset by further realized savings associated with improved productivity and efficiency in our stores.

•	The reported GAAP results include approximately $5 million, or $0.04 per share, of non-recurring charges related to the Company’s previously announced debt refinancing.

•	Adjusted EBITDA during the quarter was $59.4 million, compared to $66.1 million during the third quarter of 2017.

•

Adjusted net income totaled $7.4 million, compared to $15.2 million during the third quarter of 2017. Interest expense was approximately $5 million higher than the corresponding quarter of the prior year.

•	Adjusted diluted earnings per share totaled $0.08, compared to $0.13 during the prior year quarter.

For fiscal October 2018 (for the Company’s retail segment, fiscal October 2018 consisted of the five-week period ended November 3, 2018), the Company reported total revenue of $486.8 million, or 2.5% above the same period of last year. Retail revenue increased approximately 4%, driven by North American web growth of 16.6% and square footage growth. Brand comparable sales, which include Company-owned Party City stores in the U.S. and Canada and North American e-commerce operations, decreased 2.8%. Halloween City sales per store (excluding Toy City sales at such locations) increased 14.1% over the prior year.

During the Halloween season, the Company operated 249 temporary Halloween City stores, compared to 272 in 2017.

Balance Sheet Highlights as of September 30, 2018:

The Company ended the quarter with $2.0 billion in debt (net of cash), resulting in net debt leverage3 of 4.9 times, and reflects the seasonal inventory build associated with Halloween.

Share Repurchase Program:

The Company also announced today that its Board of Directors has approved a share repurchase program under which the Company may purchase up to $100 million of its outstanding common shares from time to time, depending upon a variety of factors, including market and industry conditions, share price, regulatory requirements and other corporate considerations, as determined by the Company from time to time. The authorization expires on November 12, 2019, subject to extension or earlier termination by the Board of Directors. The Company may purchase shares of its common stock in open-market and/or privately negotiated transactions in accordance with applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act of 1934, and repurchases may be executed pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. The authorization may be suspended or discontinued at any time without notice.

Fiscal 2018 Outlook:

For 2018, the Company is adjusting its guidance as follows:

•	Total revenue of $2.43 to $2.46 billion

•	Brand comparable sales flat to slightly down

•	Adjusted EBITDA of $400 to $410 million

•	Adjusted net income of $157 to $162 million

•	Adjusted diluted EPS of $1.60 to $1.65

•	Net debt leverage[3] of approximately 4.2 times by the end of 2018*

•	GAAP net income of $120 to $125 million

•	GAAP diluted EPS of $1.22 to $1.27

*	Excludes any impact from potential share repurchases made by the Company.

The Company has reconciled Non-GAAP outlook measures to the most directly comparable GAAP measures later in this release. See “Non-GAAP Information” and “Reconciliation of 2018 Outlook” for a more detailed explanation, including definitions of the various Non-GAAP terms used in this release.

[1]

“Like for like” sales are defined as the total impact of brand comparable sales and sales per store at temporary Halloween City locations (excluding Toy City sales at such locations) for fiscal October

[2]	The percentage of our retail product cost of sales manufactured by our wholesale segment
[3]	Defined as debt (net of cash) to adjusted EBITDA

Conference Call Information

A conference call to discuss the third quarter 2018 financial results and fiscal October 2018 sales is scheduled for today, November 8, 2018, at 8:00 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (833) 241-4256 (U.S. domestic) and (647) 689-4207 (international), and enter conference ID# 9947658, approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA and Adjusted Net Income/Loss and Adjusted Earnings per Share. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. We also provide free cash flow, defined as Adjusted EBITDA less capital expenditures, and net debt leverage, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, Excluding Current Portion, subtracting Cash and Cash Equivalents and dividing by Adjusted EBITDA for the trailing twelve month period. Adjusted Earnings per Share is calculated by dividing Adjusted Net Income by the Weighted Average Number of Common Shares-Diluted. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its core operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Party City’s expectations regarding revenues, brand comparable sales, Adjusted EBITDA, Adjusted net income/loss, adjusted diluted earnings per share, average common shares outstanding and the effective tax rate. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; disruption to the transportation system or increases in transportation costs; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; loss or actions of third party vendors and loss of the right to use licensed material; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in “Risk Factors” in Party City’s latest Form 10-K and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. Party City Holdco designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 950 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City, Halloween City and Toy City, and e-commerce websites, principally through the domain name PartyCity.com.

Contact

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2018	December 31, 2017
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$48,097	$54,291
Accounts receivable, net	171,428	140,980
Inventories, net	810,782	604,066
Prepaid expenses and other current assets	95,162	77,816

Total current assets	1,125,469	877,153
Property, plant and equipment, net	319,220	301,141
Goodwill	1,661,837	1,619,253
Trade names	568,326	568,681
Other intangible assets, net	60,064	75,704
Other assets, net	12,465	12,824

Total assets	$3,747,381	$3,454,756

LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$415,419	$286,291
Accounts payable	233,252	160,994
Accrued expenses	201,509	176,609
Income taxes payable	—	45,568
Current portion of long-term obligations	13,231	13,059

Total current liabilities	863,411	682,521
Long-term obligations, excluding current portion	1,622,969	1,532,090
Deferred income tax liabilities	171,134	175,836
Deferred rent and other long-term liabilities	91,554	91,929

Total liabilities	2,749,068	2,482,376
Redeemable securities	3,298	3,590
Stockholders’ equity:
Common stock (97,147,907 and 96,380,102 shares outstanding and 120,527,474 and 119,759,669 shares issued at September 30, 2018 and December 31, 2017, respectively)	1,205	1,198
Additional paid-in capital	922,197	917,192
Retained earnings	397,452	372,596
Accumulated other comprehensive loss	(39,353)	(35,818)

Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	1,281,501	1,255,168
Less: Common stock held in treasury, at cost (23,379,567 shares at September 30, 2018 and December 31, 2017)	(286,733)	(286,733)

Total Party City Holdco Inc. stockholders’ equity	994,768	968,435
Noncontrolling interests	247	355

Total stockholders’ equity	995,015	968,790

Total liabilities, redeemable securities and stockholders’ equity	$3,747,381	$3,454,756

PARTY CITY HOLDCO INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Net sales	$550,840	$557,350	$1,614,049	$1,572,966
Royalties and franchise fees	2,206	2,759	7,832	9,020

Total revenues	553,046	560,109	1,621,881	1,581,986
Expenses:
Cost of sales	349,641	357,523	996,084	978,142
Wholesale selling expenses	17,538	16,274	53,581	47,946
Retail operating expenses	103,833	100,739	285,019	281,981
Franchise expenses	862	3,636	8,624	10,666
General and administrative expenses	42,239	37,971	136,230	125,763
Art and development costs	5,573	5,898	17,278	17,638
Development stage expenses	1,622	680	5,620	7,092

Total expenses	521,308	522,721	1,502,436	1,469,228

Income from operations	31,738	37,388	119,445	112,758
Interest expense, net	27,705	23,228	76,481	65,214
Other expense, net	5,696	593	9,076	860

(Loss) Income before income taxes	(1,663)	13,567	33,888	46,684
Income tax expense	777	3,483	9,443	16,301

Net (loss) income	(2,440)	10,084	24,445	30,383
Add: Net (loss) income attributable to redeemable securities holder	(8)	—	402	—
Less: Net loss attributable to noncontrolling interests	(28)	—	(87)	—

Net (loss) income attributable to common shareholders of Party City Holdco Inc.	$(2,420)	$10,084	$24,934	$30,383

Net (loss) income per share attributable to common shareholders of Party City Holdco Inc. - Basic	$(0.03)	$0.08	$0.26	$0.25
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc. - Diluted	$(0.03)	$0.08	$0.26	$0.25
Weighted-average number of common shares-Basic	96,494,565	119,587,339	96,449,011	119,546,451
Weighted-average number of common shares-Diluted	96,494,565	120,912,849	97,684,290	120,907,979

Comprehensive (loss) income	$(2,003)	$15,329	$20,889	$45,839
Add: Comprehensive (loss) income attributable to redeemable securities holder	(8)	—	402	—
Less: Comprehensive loss attributable to noncontrolling interests	(35)	—	(108)	—

Comprehensive (loss) income attributable to common shareholders of Party City Holdco Inc.	$(1,976)	$15,329	$21,399	$45,839

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net (loss) income	$(2,440)	$10,084	$24,445	$30,383
Interest expense, net	27,705	23,228	76,481	65,214
Income taxes	777	3,483	9,443	16,301
Depreciation and amortization	16,974	20,694	57,786	62,519

EBITDA	43,016	57,489	168,155	174,417
Non-cash purchase accounting adjustments	2,154	1,500	2,696	6,350
Restructuring, retention and severance (a)	951	212	3,105	8,839
Deferred rent (b)	2,468	2,719	3,623	5,634
Closed store expense (c)	825	1,285	3,430	4,164
Foreign currency (gains) losses, net	(314)	36	128	(1,684)
Stock option expense (d)	550	630	1,492	3,852
Restricted stock units expense - time-based (e)	470	—	722	—
Restricted stock units expense - performance-based (f)	889	—	1,482	—
Non-employee equity based compensation (g)	(13)	21	352	3,286
Undistributed (income) loss in unconsolidated joint ventures	(279)	134	(580)	(92)
Corporate development (h)	3,057	1,634	8,409	6,078
Non-recurring consulting charges (i)	624	—	12,243	—
Refinancing charges (j)	5,091	—	6,237	—
Other	(44)	469	(295)	947

Adjusted EBITDA	$59,445	$66,129	$211,199	$211,791

Adjusted EBITDA margin	10.7%	11.8%	13.0%	13.4%

(a)

On March 15, 2017, the Company and its then Chairman of the Board of Directors, Gerald Rittenberg, entered into a Transition and Consulting Agreement under which Mr. Rittenberg’s employment as Executive Chairman of the Company terminated effective March 31, 2017. As a result of the agreement, the Company recorded a $4.3 million severance charge in general and administrative expenses during the first nine months of 2017. Additionally, during the nine months ended September 30, 2017, the Company recorded a $3.2 million severance charge related to the restructuring of its Retail segment. See the 2017 Form 10-K for further discussion. 2018 principally relates to additional senior executive severance and costs incurred while moving one of the Company’s domestic manufacturing facilities to a new location.

(b)	The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(c)	Principally charges incurred related to closing underperforming stores.
(d)	Represents non-cash charges related to stock options.
(e)	Non-cash charges for restricted stock units that vest based on service conditions.
(f)	Non-cash charges for restricted stock units that vest based on performance conditions.
(g)	Principally represents shares of Kazzam awarded to Ampology as compensation for Ampology’s services. See the 2017 Form 10-K for further discussion.
(h)	Primarily represents start-up costs for Kazzam (see the 2017 Form 10-K for further discussion) and third-party costs related to acquisitions (principally legal and diligence expenses).
(i)	Primarily non-recurring consulting charges related to the Company’s retail operations.
(j)

During August 2018, the Company executed a refinancing of its debt portfolio and issued $500 million of new senior notes at an interest rate of 6.625%. The notes will mature in August 2026. The Company used the proceeds from the notes to: (i) reduce the outstanding balance under its existing ABL Facility by $90 million and (ii) voluntarily prepay $400 million of the outstanding balance under its existing Term Loan Credit Agreement. Additionally, as part of the refinancing, the Company extended the maturity of the ABL Facility to August 2023. As the partial prepayment of the Term Loan Credit Agreement was in accordance with the terms of such agreement, at the time of such prepayment the Company wrote-off a pro-rata portion of the existing capitalized deferred financing costs and original issuance discounts, $1.8 million, for investors who did not participate in the new notes. To the extent that investors in the Term Loan Credit Agreement participated in the new notes, the Company assessed whether the refinancing should be accounted for as an extinguishment on a creditor-by-creditor basis and wrote-off $1.0 million of existing deferred financing costs and original issuance discounts. Additionally, in conjunction with the issuance of the notes, the Company incurred third-party fees (principally banker fees). To the extent that such fees related to investors for whom their original debt was not extinguished, the Company expensed the portion of such fees, $2.3 million in aggregate, that related to such investors. Additionally, during February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off $0.3 million of capitalized deferred financing costs, original issue discounts and call premiums. Further, in conjunction with the February 2018 amendment, the Company expensed $0.8 million of investment banking and legal fees.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
(Loss) Income before income taxes	$(1,663)	$13,567	$33,888	$46,684
Intangible asset amortization	591	3,879	7,959	11,704
Non-cash purchase accounting adjustments	1,659	2,241	2,622	8,165
Amortization of deferred financing costs and original issuance discounts (a)	6,268	1,240	9,834	3,699
Executive severance (b)	809	(323)	809	4,296
Non-employee equity based compensation (c)	(13)	21	352	3,286
Non-recurring consulting charges (d)	624	—	12,243	—
Restructuring (e)	—	—	—	3,195
Hurricane-related costs	—	385	—	385
Stock option expense (f)	550	630	1,492	3,852
Restricted stock units expense - performance-based (g)	889	—	1,482	—

Adjusted income before income taxes	9,714	21,640	70,681	85,266
Adjusted income tax expense (h)	2,364	6,467	17,213	30,713

Adjusted net income	$7,350	$15,173	$53,468	$54,553

Adjusted net income per common share - diluted	$0.08	$0.13	$0.55	$0.45

Weighted-average number of common shares-diluted	97,714,252	120,912,849	97,684,290	120,907,979

(a)

During August 2018, the Company executed a refinancing of its debt portfolio and issued $500 million of new senior notes at an interest rate of 6.625%. The notes will mature in August 2026. The Company used the proceeds from the notes to: (i) reduce the outstanding balance under its existing ABL Facility by $90 million and (ii) voluntarily prepay $400 million of the outstanding balance under its existing Term Loan Credit Agreement. Additionally, as part of the refinancing, the Company extended the maturity of the ABL Facility to August 2023. As the partial prepayment of the Term Loan Credit Agreement was in accordance with the terms of such agreement, at the time of such prepayment the Company wrote-off a pro-rata portion of the existing capitalized deferred financing costs and original issuance discounts, $1.8 million, for investors who did not participate in the new notes. To the extent that investors in the Term Loan Credit Agreement participated in the new notes, the Company assessed whether the refinancing should be accounted for as an extinguishment on a creditor-by-creditor basis and wrote-off $1.0 million of existing deferred financing costs and original issuance discounts. Additionally, in conjunction with the issuance of the notes, the Company incurred third-party fees (principally banker fees). To the extent that such fees related to investors for whom their original debt was not extinguished, the Company expensed the portion of such fees, $2.3 million in aggregate, that related to such investors. Such amounts are included in “Amortization of Deferred Financing Costs and Original Issuance Discounts” in the “Adjusted Net Income” table above (consistent with the presentation in the Company’s condensed consolidated statement of cash flows).

Additionally, during February 2018, the Company amended the Term Loan Credit Agreement. In conjunction with the amendment, the Company wrote-off $0.3 million of capitalized deferred financing costs, original issue discounts and call premiums. Further, in conjunction with the February 2018 amendment, the Company expensed $0.8 million of investment banking and legal fees. Such amounts are included in “Amortization of Deferred Financing Costs and Original Issuance Discounts” in the “Adjusted Net Income” table above (consistent with the presentation in the Company’s condensed consolidated statement of cash flows).

(b)

On March 15, 2017, the Company and its then Chairman of the Board of Directors, Gerald Rittenberg, entered into a Transition and Consulting Agreement under which Mr. Rittenberg’s employment as Executive Chairman of the Company terminated effective March 31, 2017. As a result of the agreement, the Company recorded a $4.3 million severance charge in general and administrative expenses during the first nine months of 2017. Additionally, during the three months ended September 30, 2018, the Company recorded $0.8 million of senior executive severance.

(c)	Principally represents shares of Kazzam awarded to Ampology as compensation for Ampology’s services. See the 2017 Form 10-K for further discussion.
(d)	Primarily non-recurring consulting charges related to the Company’s retail operations.
(e)	During the three months ended March 31, 2017, the Company recorded a $3.2 million severance charge related to a restructuring of its Retail segment.
(f)	Represents non-cash charges related to stock options.
(g)	Non-cash charges for restricted stock units that vest based on performance conditions.
(h)

Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.

RECONCILIATION OF 2018 OUTLOOK

(In millions, unaudited)

Full year 2018 Outlook
Net income:	$120 - $125
Non-recurring consulting costs, net of tax:	10
Intangible asset amortization, net of tax:	9
Amortization of deferred financing costs and original issuance discounts, net of tax:	9
Non-cash purchase accounting adjustments, net of tax:	4
Charges for stock options and performance stock units, net of tax:	4
Executive severance, net of tax:	1

Adjusted net income:	$157 - $162

Net income:	$120 - $125
Income taxes:	41 - 43
Interest expense, net:	105
Depreciation and amortization:	79

EBITDA:	$345 - $352
Corporate development expenses:	14
Non-recurring consulting costs:	13
Refinancing charges:	6
Equity based compensation:	5 - 6
Non-cash purchase accounting adjustments:	5
Deferred rent:	4 - 5
Closed store expense:	4 - 5
Restructuring, retention and severance:	4

Adjusted EBITDA:	$400 - $410

PARTY CITY HOLDCO INC.

SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended September 30,
	2018		2017
Total Revenues	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$424,569	76.8%	$381,858	68.2%
Eliminations	(249,409)	(45.1%)	(188,565)	(33.7%)

Net wholesale	175,160	31.7%	193,293	34.5%
Retail	375,680	67.9%	364,057	65.0%

Total net sales	550,840	99.6%	557,350	99.5%
Royalties and franchise fees	2,206	0.4%	2,759	0.5%

Total revenues	$553,046	100.0%	$560,109	100.0%

	Nine Months Ended September 30,
	2018		2017
Total Revenues	Dollars in thousands	Percentage of Total Revenues	Dollars in thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$988,129	60.9%	$929,255	58.7%
Eliminations	(524,689)	(32.3%)	(459,416)	(29.0%)

Net wholesale	463,440	28.6%	469,839	29.7%
Retail	1,150,609	70.9%	1,103,127	69.7%

Total net sales	1,614,049	99.5%	1,572,966	99.4%
Royalties and franchise fees	7,832	0.5%	9,020	0.6%

Total revenues	$1,621,881	100.0%	$1,581,986	100.0%

	Three Months Ended September 30,
	2018		2017
Total Gross Profit	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Retail	$151,860	40.4%	$141,334	38.8%
Wholesale	49,339	28.2%	58,493	30.3%

Total	$201,199	36.5%	$199,827	35.9%

	Nine Months Ended September 30,
	2018		2017
Total Gross Profit	Dollars in thousands	Percentage of Net Sales	Dollars in thousands	Percentage of Net Sales
Retail	$482,609	41.9%	$447,787	40.6%
Wholesale	135,356	29.2%	147,037	31.3%

Total	$617,965	38.3%	$594,824	37.8%

PARTY CITY HOLDCO INC.

OPERATING METRICS

	Three Months Ended September 30,		LTM
	2018	2017	2018
Store Count
Corporate Stores:
Beginning of period	814	789	794
New stores opened	7	6	14
Acquired	41	0	65
Closed	0	(1)	(11)

End of period	862	794	862
Franchise Stores:
Beginning of period	134	147	148
Opened	0	1	2
Sold to Party City	(37)	—	(49)
Closed	0	—	(4)

End of period	97	148	97

Grand Total	959	942	959

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Wholesale Share of Shelf (a)	77.2%	78.0%	77.8%	78.0%

Manufacturing Share of Shelf (b)	25.3%	24.4%	26.6%	25.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Brand comparable sales (c)	-1.0%	-2.6%	0.5%	-0.3%

(a)	Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.
(b)	Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.
(c)	Party City brand comparable sales include North American e-commerce sales.